United States

Securities and Exchange Commission

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM 10

General Form for Registration of Securities

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

GUNTHER GRANT, INC.

(Exact name of registrant as specified in its charter)

Delaware	B-20-1843467-1
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification No.)

c/o
Got Chocolates
133 East Main Street, East Islip, New York 11730
(Address of Principal Executive Offices) (Zip Code)

(631)224-8450
(Registrant’s telephone number, including area code)

Copies To:

David Weinstein, Esq.

Law Offices of David Weinstein

4400 Route 9 South

Suite 1000

Freehold, NJ 07728

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, par value .001 per share

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Index of Exhibits

(by section)

1.1	Certificate of Incorporation November 3, 2004**

1.2	Stock Transfer Agreement January 1, 2005

10.1	Amended Certificate of Incorporation December 18, 2007**

10.2	Amended Certificate of Incorporation February 12, 2008**

12.1	Bylaws of Gunther Grant, Inc.**

13.1	Stock Transfer Agreement July 31, 2007**

**	Previously Filed

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Gunther Grant, Inc. (Registrant)

Date:	February 21, 2008	By:	/s/ Grant Newsteder

Name: Grant Newsteder Title: Chief Executive Officer